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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

Name                                                State of Incorporation
----                                                ----------------------

1.  Accessible Resources, Inc.                             Delaware
2.  ADIForest Avenue MRI, Inc.                             Delaware
3.  ADI of Central New Jersey, Inc.                        Delaware
4.  ADI of Chelmsford, Inc.                                Delaware
5.  ADI of Mass., Inc.                                     Delaware
6.  ADI of MidNew Jersey, Inc.                             Delaware
7.  ADI of Northern New Jersey, Inc.                       Delaware
8.  ADI of RIMass, Inc.                                    Delaware
9.  ADI of Rockaway, Inc.                                  Delaware
10. ADI of Suffolk, Inc.                                   Delaware
11. Advanced Diagnostic Imaging, Inc.                      Delaware
12. Albany MRI Capstone, Inc.                              Delaware
13. ATI Resources, Inc.                                    Delaware
14. Baltimore MRI Capstone, Inc.                           Delaware
15. Boardman Resources, Inc.                               Delaware
16. Bradenton Resources, Inc.                              Delaware
17. Bronx Medical Resources, Inc.                          Delaware
18. Brooklyn Resources, Inc.                               New York
19. Camp Hill resource, Inc.                               Delaware
20. C.D. Acquisition, Inc.                                 Illinois
21. Centereach Resources, Inc.                             Delaware
22. Central Fort Myers Resources                           Delaware
23. Central Los Angeles Resources, Inc.                    Delaware
24. Charlotte Resources, Inc.                              Delaware
25. Clearwater Resources, Inc.                             Delaware
26. Collier Resources, Inc.                                Delaware
27. Coral resources, Inc.                                  Delaware
28. Costa Mesa Resources, Inc.                             Delaware
29. Delaware Resources, Inc.                               Delaware
30. Diagnostic Imaging Resources, Inc.                     Delaware
31. Diagnostic Imaging Services of New York, Inc.          Delaware
32. Diagnostic Networks Incorporated                       California
33. Diagnostic Networks of Texas, Incorporated             Texas
34. DIN Resources, Inc.                                    Delaware
35. DIR Acquisition, Inc.                                  Delaware
36. East Bergen Resources, Inc.                            New Jersey
37. EssexPassaic Resources, Inc.                           Delaware
38. Fort Myers Resources, Inc.                             Delaware
39. Germantown Resources, Inc.                             Delaware


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40. Hackensack Resources, Inc.                             Delaware
41. Hollywood Resources, Inc.                              Delaware
42. Imaging Networks, Inc.                                 Delaware
43. Imaging Resources, Inc.                                Delaware
44. Jacksonville Resources, Inc.                           Delaware
45. Jupiter MRI, Inc.                                      Delaware
46. Lehigh Valley Resources, Inc.                          Delaware
47. Long Beach Resources, Inc.                             Delaware
48. M.M. Funding, Inc.                                     Delaware
49. Medical Equity Resources, Inc.                         Delaware
50. Melbourne Resources, Inc.                              Delaware
51. Morgan Medical Corporation                             Florida
52. Morgan Medical Holdings, Inc.                          Colorado
53. MRI Capstone Resources, Inc.                           Delaware
54. MRI Sub, Inc.                                          Delaware
55. MRIBCC, Inc.                                           New Jersey
56. MRIMadison Resources, Inc.                             Delaware
57. MRISouth Umberton, Inc.                                Florida
58. MRIS, Inc.                                             Delaware
59. Network Management Services, Inc.                      New Jersey
60. Newark Resources, Inc.                                 Delaware
61. North Bronx Resources, Inc.                            Delaware
62. Oak Lawn Imaging Center, Inc.                          Illinois
63. Oak Lawn Magnetic Resonance Imaging Center, Inc.       Illinois
64. Port St. Lucie Resources, Inc.                         Delaware
65. Queens Medical Resources, Inc.                         Delaware
66. Queens/Kings Resources, Inc.                           Delaware
67. Rad Net of New Jersey, Inc.                            New Jersey
68. Rancho Cucamonga Resources, Inc.                       Delaware
69. Reading Imaging Resources, Inc.                        Delaware
70. Rutherford Resources, Inc.                             Delaware
71. San Bernardino Resources, Inc.                         Delaware
72. San Clemente Resources, Inc.                           Delaware
73. San Jose Resources, Inc.                               Delaware
74. Sarasota Resources, Inc.                               Delaware
75. Smith Garden Resources, Inc.                           Delaware
76. South Hudson Resources, Inc.                           New Jersey
77. Staten Island Resources, Inc.                          Delaware
78. Tampa Bay Resources, Inc.                              Delaware
79. Valley Imaging Resources, Inc.                         Delaware
80. Venice Resources, Inc.                                 Delaware
81. Warren Resources, Inc.                                 Delaware
82. West Bradenton Resources, Inc.                         Delaware
83. West Essex Resources, Inc.                             Delaware
84. West Essex Spect Resources, Inc.                       New Jersey
85. West Palm Beach Resources, Inc.                        Delaware
86. Wexford Resources, Inc.                                Delaware
87. Wyoming Valley Resources, Inc.                         Delaware